UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): December 20, 2005

BANKUNITED FINANCIAL CORP

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 1-13921

FL	650377773
(State or Other Jurisdiction Of Incorporation or Organization)	(I.R.S. Employer Identification No.)

255 Alhambra Circle

Coral Gables, FL 33134

(Address of Principal Executive Offices, Including Zip Code)

305-569-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Determination of Performance Goals for Named Executive Officers to Earn Annual Bonus for the Fiscal Year Ending September 30, 2006

On December 20, 2005 and December 21, 2005, the Compensation Committee set performance goals for BankUnited’s named executive officers to earn an annual bonus for the fiscal year ending September 30, 2006.

The goals for Alfred R. Camner, Chief Executive Officer (“CEO”) consist of targets for diluted earnings per share, deposits, assets, loan production and balances and credit quality. The CEO is eligible to earn up to $1,400,000 for fiscal year 2006, depending upon whether the goals are achieved, and the level of achievement of the goals.

The goals for Ramiro Ortiz, Chief Operating Officer (“COO”) consist of targets for diluted earnings per share, net income, deposits, return on equity, loan production and balances, operating expense growth, credit quality, loan portfolio management and non-interest income. The goals also include targets for bank regulatory examinations. The COO is eligible to earn up to $600,000 for fiscal year 2006, depending upon whether the goals are achieved, and the level of achievement of the goals.

The goals consist of shared targets for net income and individual targets for each of the following named executive officers. The individual goals for Humberto L. Lopez, Senior Executive Vice President and Chief Financial Officer consist of targets for business development, strategic planning, profitability, corporate governance, capital resource management and balance sheet management. The individual goals for Abel Iglesias, Executive Vice President, Corporate and Commercial Banking, of BankUnited consist of targets for customer service, credit quality and market development. The individual goals for Robert Green, Executive Vice President, Residential Real Estate, of BankUnited consist of targets for quality, efficiency, costs and loan portfolio management. The maximum amount that any named executive officer can earn as a bonus is 60% of base salary depending upon whether the goals are achieved and the level of achievement of the goals.

The Compensation Committee’s evaluation of whether the performance goals were achieved may consider acts of God, legal or regulatory changes, unusual or generally non-recurring events not assumed at the time the goals were set. In addition, the Compensation Committee may grant additional bonuses and awards to any executive officer in its discretion.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

BANKUNITED FINANCIAL CORP

Date: December 27 , 2005.	By:	/s/ Humberto L. Lopez
Humberto L. Lopez
Senior Executive Vice President and Chief Financial Officer